Exhibit 23.1

Consent of Independent Registered Public

Accounting Firm
We consent

to the

incorporation by

reference in

Registration Statement

No. 333-180470

on Form

S-8 of

our report

dated
June 12, 2024,

appearing in this

annual report

on Form

11-K of

the Cal-Maine Foods,

Inc. KSOP for

the year

ended
December 31, 2023.

Independent Registered Public Accounting

Firm
/s/ Frost, PLLC
Little Rock, Arkansas

June 12, 2024